SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Statement

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                           TENGTU INTERNATIONAL CORP.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

           (1)  Title of each class of securities to which transaction applies:

           (2)  Aggregate number of securities to which transaction applies:

           (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)  Proposed maximum aggregate value of transaction:

           (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:

           (2)  Form, Schedule or Registration Statement No.:

           (3)  Filing Party:

           (4)  Date Filed:

                                                                     TENGTU LOGO



                                        November __, 2002


Dear Stockholder:

           You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Tengtu International Corp. ("Tengtu") on Wednesday, November 27, 2002, beginning at 4:00 p.m., local time, at The National Club, 303 Bay Street, Toronto, Ontario Canada M5H 2RI. We look forward to greeting as many of you as can attend the Annual Meeting.

           Holders of our common stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE MATTERS SET FORTH IN THE NOTICE.

           Whether or not you plan to attend the Annual Meeting, it is important that your shares of common stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed Proxy Card in the envelope provided.


                                                       Very truly yours,


                                                       William O.S. Ballard
                                                       Chairman of the Board

                                                                     TENGTU LOGO









                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 27, 2002


Dear Stockholders:

           You are cordially invited to attend the Annual Meeting of Stockholders of Tengtu International Corp., on November 27, 2002, at 4:00 p.m., local time, at The National Club, 303 Bay Street, Toronto, Ontario Canada M5H 2RI. The Annual Meeting has been called for the following purposes:

           1. To elect a Board of five Directors, to serve until the next Annual Meeting of Stockholders and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement;

           2. To ratify the Board of Directors' selection of Moore Stephens, P.C. as independent public accountants for the fiscal year ending June 30, 2003;

           3. To amend Paragraph 5 of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 150,000,000 shares; and

           4. To consider and act upon any other business which may properly come before the meeting.

           The Board of Directors fixed the close of business on October 22, 2002 as the record date for the determination of Stockholders having the right to notice of, and to vote at the meeting. Only Stockholders of record on the record date are entitled to notice of and to vote at the meeting.

           Our integrated Annual Report to Stockholders and Form 10-K for the year ended June 30, 2002, is being mailed to Stockholders with the Proxy Statement. The Proxy Statement accompanies this Notice.






PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                       By Order of the Board of Directors


                                       William O.S. Ballard
                                       Chairman of the Board

Toronto, Ontario
November __, 2001

                           TENGTU INTERNATIONAL CORP.

                              --------------------

                                 PROXY STATEMENT

THE PROXY AND SOLICITATION

           This Proxy Statement is being mailed on or about November 6, 2001, to our Stockholders of record as of the close of business on October 22, 2002, in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the Annual Meeting of Stockholders to be held at 4:00 p.m., local time, on Wednesday, November 27, 2002, at The National Club, 303 Bay Street, Toronto, Ontario Canada M5H 2RI. Pursuant to the Delaware General Corporation Law, a Stockholder may revoke a Proxy by giving notice to us in writing, by submitting a subsequent Proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted Proxy.

           The cost of soliciting the Proxies will be borne by us. In addition to solicitations by mail, we may solicit proxies in person, by telephone, facsimile, or e-mail. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse the cost of forwarding the Proxy materials in accordance with customary practices.

VOTING SECURITIES

           As of the record date set by the Board of Directors of October 22, 2002, we had 55,635,691 shares of its $.01 par value per share common stock outstanding with each entitled to one vote at the Annual Meeting. There are no other classes of our stock outstanding and therefore, all stock will vote as a single class.

           Shares represented by properly executed Proxies will be voted in accordance with the specifications made thereon. If no specification is made, Proxies will be voted (1) for the election as Director of all of the nominees proposed by the Board of Directors, (2) to ratify the appointment of Moore Stephens, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2003 and (3) to amend Paragraph 5 of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 150,000,000 shares. Because we did not receive notice of any matter intended to be raised by a Stockholder at the Annual Meeting a reasonable time before the printing and mailing of these Proxy Materials, the persons designated as Proxy Holders in the Proxy Card will vote the shares represented thereby, with regard to all other matters, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Proxy Cards that are properly signed and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Board of Directors.

           Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. An abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has no effect with respect to the election of a Director nominee. An abstention or a broker non-vote has the same effect as a vote against the approval of a proposal, as each abstention or broker non-vote would be one less vote for the approval of a proposal.

           All actions to be taken generally require a majority vote of those Stockholders present or represented by Proxy at the Annual Meeting, provided that a quorum is present or represented at the meeting. Pursuant to the Company's By-Laws, a quorum consists of one-third of the total number of outstanding shares entitled to vote, represented in person or by Proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

PURPOSES OF ANNUAL MEETING

           The Annual Meeting has been called for the purposes of (1) electing Directors, (2) ratification of the appointment of Moore Stephens, P.C. as our independent auditor for the fiscal year ending June 30, 2003; (3) amending Paragraph 5 of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 150,000,000 shares and
(4) such other business as may properly come before the meeting.

           The Board of Directors recommends a vote FOR each of the proposals set forth below. The Board of Directors has no reason to believe that any of the nominees for Director will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.

           We have no knowledge of any other matters to be presented for vote to the Stockholders at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

OWNERSHIP OF VOTING SECURITIES

           The following table sets forth information furnished to the beneficial ownership of our common stock by each Executive Officer named below, Director and nominee, and by all Directors and Executive Officers as a group, each as of June 30, 2002. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

TITLE                                     AMOUNT AND NATURE OF       PERCENT OF
OF CLASS      NAME OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP         CLASS
--------------------------------------------------------------------------------
$.01 par      William O.S. Ballard (1)         13,245,509                24.2%
common

$.01 par      John Watt (2)                       112,000                 0.20%
common

$.01 par      Fan Qi Zhang (3)                  2,537,714                 4.6%
common

$.01 par      John McBride                        416,000                 0.76%
common

$.01 par      Bin Huang                                 0                 0.00%
common

Totals                                         21,710,055                31.99%

(1) Mr. Ballard's shares are held by Orion Capital Inc., a company owned by him. Includes 70,000 shares of common stock pledged to Orion as security for a loan made by it one to a Tengtu Officer and Director. Mr. Ballard disclaims beneficial ownership as to these shares. Does not include 1,082,664 Special Warrants. On June 20, 2002, in a private placement transaction, Orion subscribed for 541,332 Units for a purchase price of $1.00 per Unit. Each Unit consists of two Special Warrants. Each Special Warrant is exercisable, for no additional consideration, into one share of our common stock and one half of one share purchase warrant at any time prior to 5:00 p.m. (Toronto time) on the date that is the earlier to occur of: (a) the fifth business day after the later of: (i) the date a receipt has been issued for the final prospectus qualifying the distribution of the common stock and share purchase warrants by the Ontario Securities Commission; and (ii) the date the Securities and Exchange Commission declares effective a registration statement on Form S-1 for the securities underlying the Special Warrants; and (b) 12 months following the closing date of the Offering.

(2) Includes 300,000 shares of common stock issuable upon exercise of stock options at $.218 per share granted on March 29, 1999 under our then existing Incentive Stock Option Plan.

(3) Includes 500,000 shares of common stock issuable upon exercise of warrants acquired in a financing which closed in July, 2002.

           The following table shows certain information with respect to all persons who are not Executive Officers, Directors or nominees, known by us to beneficially own more than five percent of our outstanding common stock as of June 30, 2002.

TITLE                                         AMOUNT AND NATURE OF    PERCENT OF
OF CLASS        NAME OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP      CLASS
-------------------------------------------------------------------------------

Common Stock    Orion Capital Incorporated      13,245,509(1)           24.2%
                Sherway Executive Center
                310 North Queen Street
                Suite 103N
                Etobicoke, Ontario M9C 5K4
                Canada

Common Stock    Pak Kwan Cheung                  4,170,750(2)            7.6%

(1) Includes 70,000 shares owned by an Officer and Director, which are pledged as collateral for a mortgage Orion has on a residence recently purchased by him. Orion has disclaimed any beneficial interest in those shares.

(2) Includes 300,000 shares of common stock issuable on exercise of stock options at $.218 per share granted on March 29, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Based on our records and information, we believe that all Securities and Exchange Commission filing requirements applicable to Directors and Executive Officers under Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended June 30, 2002, were complied with.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

           The Board of Directors presently consists of seven members. Each Director holds office for a term ending on the date of the first annual meeting following the annual meeting at which the Director was elected or until his or her successor has been duly elected and qualified.

           At the Annual Meeting, stockholders will elect a board consisting of five Directors. Unless authority to do so is specifically withheld, the persons named in the accompanying Proxy will vote for the election of each of the nominees named below. Each Stockholder has one vote with respect to each Director nominated. Under Delaware law, assuming that a quorum is present, each nominee that receives a majority of the votes cast will be elected as a Director. Each nominee identified below is currently a Director.

                        NOMINEES FOR ELECTION AS DIRECTOR

           The following are the names, ages and current principal position(s) and office(s), if any, with us, of each nominee for Director.

                                      CURRENT PRINCIPAL POSITION(S)
NAME                     AGE          AND OFFICE(S)
----------------------------------------------------------------------------
John Watt                56           Director and President

William Ballard          55           Consultant

John McBride             44           Director

Fan Qi Zhang             44           Director

Bin Huang                36           Director

         The following is a description of the qualifications and experience of each of the nominees for our Board of Directors:

           WILLIAM O.S. BALLARD is the Chairman of our Board of Directors, the Chairman of Executive Committee of our Board of Directors and a consultant to us. Mr. Ballard's investment company, Orion Capital Incorporated, is currently our largest shareholder. Mr. Ballard has a law degree from Osgoode Hall, Toronto, Canada and is a Canadian entrepreneur and lawyer. Mr. Ballard currently serves as a Director of two Canadian public companies, Devine Entertainment and Northfield Capital Corporation. Until 1998, Mr. Ballard was a partner in The Next Adventure Inc., an international entertainment company and has, for many years, been involved in the concert promotion business. Mr. Ballard is the founder and past President of the Toronto Entertainment District Association, one of Canada's largest business associations and the founder and co-chairman of Canada's prestigious Walk of Fame. He also served on the President's Council at Sir Wilfrid Laurier University and the Senate of York University. Mr. Ballard was elected to the Company's our Board of Directors on November 27, 2001.

           FAN QI ZHANG is a member of our Board of Directors. Mr. Zhang is Chief Executive Officer and principal owner of our joint venture partner, Tengtu China. Mr. Zhang has a Master of Arts degree from Beijing University. He has extensive management and banking experience in China, having founded the only civil publishing enterprise in China (Tengtu Electronic Publishing House) and Beijing Jiade Pharmaceutical Co. Ltd. (a pharmaceutical manufacturer). He is the Vice President of the Medical Funds Association of China and an Executive of the Association of Entrepreneurs of China. Fan Qi Zhang has served as a Director since August, 1999.

           JOHN WATT is a member of our Board of Directors, a member of the Executive Committee of the Board of Directors and our President. Mr. Watt has served as a Director since June, 1996 and was appointed Executive Vice President on September 17, 2000, prior to being appointed President on July 1, 2001. Mr. Watt has been President of John D. Watt & Associates, Ottawa, Canada, a consulting firm specializing in media and entertainment industries, from 1995 to July 1, 2001. Between 1980 and 1990, Mr. Watt served as a Director General for the Government of Canada, overseeing federal policies in cultural industries, broadcasting, and telecommunications. He was also an advisor to the NAFTA negotiations. Mr. Watt was responsible for regulated foreign investment policies and negotiating bilateral treaties with 26 countries including China. Mr. Watt graduated with a B.A. degree from Sir Wilfred Laurier University before earning his L.L.Th. in post-graduate studies at University of Toronto and a Marketing Management Diploma from George Brown College, Toronto.

           JOHN MCBRIDE is a member of our Board of Directors. He is the Managing Partner of CC Capital Partners, a merchant banking group, and majority owner of Charmac Capital Corp., a private investment company. Mr. McBride is a Director of Integrative Proteomics Inc., a Toronto, Canada based, biotechnology company involved in the field of determining the structure and function of the human proteome. Mr. McBride is also a Director of Northfield Capital Corporation and a founding partner of Charleswood Investments, both Toronto, Canada based merchant banking and venture capital companies. Mr. McBride was elected to our Board of Directors on November 27, 2001.

           BIN HUANG is a member of our Board of Directors. Mr. Huang is currently the General Manager of Beijing Pan-Pacific Investment Co., Ltd., a China based investment company, where he serves as an investment analyst and portfolio manager. From 1997 through 2001, Mr. Huang served as a Senior Manager in the Investment Banking Department of Haitong Securities Co., Ltd., a China based securities company. Mr. Huang previously served as a Deputy Director in the Investment Department of China Zhonghong Group Corp., a China based investment bank. Mr. Huang has a Masters Degree in Economics from the Graduate School of Xiamen (Amoy) University in China. Mr. Huang was elected to our Board of Directors on November 27, 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED FOR EACH DIRECTOR NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

         The following are the names, ages and current principal position of our Executive and significant Officers who have not been nominated to serve as Directors, and therefore, are not listed above:

                                                    CURRENT PRINCIPAL
NAME                          AGE                   POSITION(S) AND OFFICE(S)
--------------------------------------------------------------------------------

Peng "Paul" Lin                32                   Chief Financial Officer

Jing "Jack" Lian               50                   Vice President

           Peng "Paul" Lin is our Chief Financial Officer. From 1999 to 2002, Mr. Lin was Manager, Financial Planning and Analysis, at Cole National Corporation, in Cleveland, Ohio and Markham, Canada, where he led long-range strategic planning and analysis. Mr. Lin was responsible for UCAR International Inc. global operations in Cleveland, Ohio as an Internal Auditor from 1997 to 1999. From 1996 to 1997, Mr. Lin was a Financial Analyst at Cargill Inc. in Minneapolis, Minnesota where he measured the performance of the company's world-wide operations. Mr. Lin has a Master of Information Systems degree from Cleveland State University, Bachelor of Science major in accounting from Ohio State University and is a Certified Public Accountant.

           JING "JACK" LIAN is a current member of our Board of Directors, a Vice President and President of our TIC Beijing Digital Pictures, Ltd. subsidiary. During the past five years, Mr. Lian has been Vice-President of Bluelake Industries, Ltd., Seattle, Washington. Mr. Lian has served as a Director and Vice President since June 1996. Mr. Lian is the founder and Secretary of the Chinese Educational Software Council. Mr. Lian received an M.S. degree in Computer Science from Tsing Hua University, Beijing, China. Mr. Lian was also a visiting scholar at the University of Washington, Seattle, Washington.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

           COMMITTEES. Our Board of Directors currently has Executive, Audit and Compensation Committees. We do not have a Nominating Committee.

EXECUTIVE COMMITTEE

           Pursuant to our by-laws, and under Delaware law, our Board of Directors created an Executive Committee on January 12, 2002. The Executive Committee may have and may exercise all of the powers of the Board of Directors in the oversight and management of our business and affairs, including, without limitation: financial matters, acting in instances where immediate decision is required and a full meeting of the Board of Directors cannot be convened and delegation of any aspect of our day to day management to Officers. The Executive Committee may not, however, approve or adopt, or recommend to the stockholders, any action or matter expressly required to be submitted to stockholders for approval, adopt, amend or repeal any By-Law or approve the issuance of stock.

           William O.S. Ballard, Peter Soumalias, John Watt, Thomas Pladsen and Pak Kwan Cheung were the initial members of the Executive Committee. Mr. Soumalias resigned from the Company's Board of Directors before the end of his term and Mr. Cheung was removed as a Director by the Company's Board of Directors prior to the end of his term. Mr. Pladsen, the Company's former Chief Financial Officer was appointed as a non-voting member of the Executive Committee. Mr. Pladsen is no longer serving as the Company's Chief Financial Officer. Accordingly, the current members of the Executive Committee are William O.S. Ballard, the Chairman of our Board of Directors, and John Watt, the Company's President.

AUDIT COMMITTEE

           The Audit Committee is authorized to consist of up to three Directors, a majority of which are not to be employees of or consultants to us. The function of the Audit Committee is (i) to review the professional services and independence of our independent auditors and the scope of the annual external audit as recommended by the external auditors, (ii) to ensure that the scope of the annual external audit by the independent external auditors is sufficiently comprehensive, (iii) to review, in consultation with the independent auditors and internal auditors, the plan and results of the annual external audit, the adequacy of our internal control systems and the results of our audits, (iv) to review, with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit and (v) to undertake reasonably related activities to those set forth in (i) through (iv). The Audit Committee also has the authority to consider the qualification of our independent auditors, to make recommendations to the Board of Directors as to their selection and to review and resolve disputes between such independent auditors and management relating to the preparation of the annual financial statements.

           The Board of Directors adopted a charter for the Audit Committee on October 30, 2001. A copy of the Audit Committee Charter is annexed as an exhibit hereto. The current members of the Audit Committee are John McBride, Bin Huang and Yung Sang Dai. The Audit Committee met twice during the fiscal year ended June 30, 2002 and three additional times subsequent to that date with respect to the audit for the fiscal year ended June 30, 2002. For the fiscal year ended June 30, 2002, the Audit Committee:

           1. reviewed and discussed our audited financial statements with management;

           2. discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards);

           3. received the written disclosures and letter from our independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence;

           4. recommended that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2002.


/s/ John McBride
------------------------
John McBride

/s/ Bin Huang
------------------------
Bin Huang

/s/ Yung Sang Dai
------------------------
Yung Sang Dai


           John McBride and Bin Huang are "independent directors" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. Yung Sang Dai is not an "independent director" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards because he is also an employee of the Company.

Compensation Committee

           The Compensation Committee consists of three Directors. The principal functions of the Compensation Committee are to review and recommend to the Board of Directors the compensation and benefit arrangements to be established for the Directors, Officers and consultants to the Company and to review general policy matters relating to compensation and benefit arrangements of Directors Officers and consultants. The Compensation Committee is also responsible for administering any stock option incentive and other bonus and incentive plans applicable to Officers, consultants and key employees. We currently do not have any such plans.

           The current members of the Compensation Committee are Fan Qi Zhang, William Ballard and John McBride. During the fiscal year ended June 30, 2002, there were no meetings of the Compensation Committee.

FULL BOARD OF DIRECTORS MEETINGS

           During the fiscal year ended June 30, 2002, the Board of Directors either met or acted by unanimous written consent eight times. No Director participated in fewer than 75% of the total number of meetings of the full Board of Directors or the total number of meetings of committees on which each Director served.

COMPENSATION OF DIRECTORS

           No cash compensation was paid to any of our Directors during the fiscal year ended June 30, 2002 in their role as Directors.

           Pursuant to a resolution passed by our Directors on April 27, 1997, each outside Director, who is not an employee or consultant, is entitled to the following compensation:

           Annual Fee: $6,000
           Each Board of Directors meeting attended: $500
           Each Board of Directors Committee meeting attended: $250

           No cash compensation pursuant to the April 27, 1997 resolution has been paid to any Director.

STOCK OPTIONS

           We have no current Stock Option Plan and no stock options have been granted to Directors or Officers in the fiscal year ended June 30, 2002.

EXECUTIVE COMPENSATION

           Cash compensation of $356,192 was paid to our Executive Officers during the fiscal year ended June 30, 2002. On March 29, 1999, we adopted a deferred compensation plan for future payment of past due amounts. Pursuant to the deferred compensation plan, all compensation to Executive Officers is to be deferred until we receive certain amounts of financing. At that time, we will begin paying salaries or consulting fees at the agreed-upon rate and 90% of the payments will be applied to current obligations and 10% to past due compensation and fees which have been deferred. In the interim, the Company has advanced $45,000 to John Watt, our President, and $144,000 to Jack Lian, a Director and Vice President. The total compensation deferred as of June 30, 2002 was $2,013,329, net of advances.

SUMMARY COMPENSATION TABLE

           The following table provides information relating to compensation for the fiscal years ended June 30, 2000, 2001 and 2002 for our former Chief Executive Officer and compensation payable to other highly compensated Executive Officers whose total salary and bonus (as determined pursuant to SEC rules) exceeded $100,000 (determined by reference to fiscal 2002). The amounts shown include compensation for services in all capacities provided to us. With respect to our former Chief Executive Officer, Pak Kwan Cheung, the salary listed represents the amount set forth in an agreement between us and Comadex Industries, Ltd., a company owned by him, but not amounts received by Comadex. Comadex received $20,000 for the fiscal year ended June 30, 2002. With respect to Mr. Watt, his compensation was deferred in 1999 and 2000. In 2001, $90,000 was paid to Mr. Watt and $30,000 was deferred. For the fiscal year ended June 30, 2002, $161,089 was paid to Mr. Watt in salary and advances.



                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                 AWARDS                             PAYOUTS

   Name                                           Other        Restricted   Securities
   and                                            Annual         Stock      Underlying      LTIP
Principal                                        Compen-        Awards(s)     Options/      Payouts     All Other
 POSITION       YEAR   SALARY ($)    BONUS ($)   SATION ($)       ($)          SARS (#)      ($)         COMP.
---------------------------------------------------------------------------------------------------------------------


John Watt       2002   $120,000       0         $ 41,089             0             0          0          0
President       2001   $120,000       0                0             0             0          0          0
                2000   $120,000       0                0             0             0          0          0

Pak Kwan        2002   $128,400       0                0             0             0          0          0
Cheung          2001   $128,400       0                0             0             0          0          0
Director(1)     2000   $128,400       0         $750,000(2)          0             0          0          0

Gregory         2002
Mavroudis       2001   $124,000       0                0        75,000(4)          0          0          0
Exec. Vice      2000   $120,000       0                0             0             0          0          0
President (3)



 (1) Pak Kwan Cheung's services were retained by us through a consulting contract with Comadex entered into in October 1999. Comadex has not been paid all monies set forth therein during the fiscal years ended June 30, 2000, 2001 or 2002 under the contract. The amount listed represents compensation stated in the agreement, which is the subject of an arbitration commenced by Mr. Cheung and Comadex against us.

(2) Pursuant to the contract between us and Comadex, all past due compensation to Pak Kwan Cheung was discharged in exchange for 3,000,000 shares of Company common stock with a value of $.25 per share on the date of the grant.

(3) Gregory Mavroudis' services were retained by us through a consulting agreement with 1334945 Ontario Limited dated April 1, 2000. Mr. Mavroudis is no longer performing services for us pursuant to a settlement agreement entered into in May, 2002. Pursuant to the settlement, 1334945 Ontario Limited received 250,000 shares of common stock, U.S. $70,000 and the Company paid CDN $30,000 for its legal fees.

(4) 75,000 options to purchase our common stock were granted to Gregory Mavroudis pursuant to the 1334945 Ontario Limited contract with an exercise price equal to the fair market value at the time of the grant of $0.218 per share.

                       EMPLOYMENT OR CONSULTING CONTRACTS
                      WITH EXECUTIVE OFFICERS AND DIRECTORS

COMADEX INDUSTRIES LTD.

           Effective October 1999, we entered into a consulting agreement with Comadex to retain the services of Pak Kwan Cheung as our Chairman of the Board of Directors and Chief Executive Officer. The agreement is now the subject of an arbitration with the Company. The agreement and the arbitration are fully described in our Form 10-K accompanying this proxy statement.

JING LIAN

           We entered into an agreement with Jing Lian effective January 1, 1996 for Mr. Lian to serve as a Vice President at an annual salary of $80,000. The agreement also provides for the possibility of performance and incentive bonuses.

ORION CAPITAL INCORPORATED

        In December, 2000, we entered into a 24 month consulting agreement with Orion for the provision of consulting services by William O.S. Ballard, who is now the Chairman of our Board of Directors. Pursuant to the agreement, Mr. Ballard is to provide strategic and business consulting services to us. As compensation for these services, we issue Orion 20,834 shares of common stock each month.


                     ADDITIONAL INFORMATION WITH RESPECT TO
                        COMPENSATION COMMITTEE INTERLOCKS
               AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

           None of the members of the Compensation Committee of our Board of Directors served as Officers or employees of the Company during the fiscal year ended June 30, 2002.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF TENGTU INTERNATIONAL CORP.

           The primary purpose of this Committee is to develop executive compensation policies and practices which coincide with and enhance the business plans and strategies which the Company undertakes in connection with the pursuit of its business objectives.

           During the past several years, this Committee has almost exclusively followed a policy of rewarding its senior executives with compensation packages consisting of salaries, stock and options which are determined upon the basis of the following factors: ability to assist in growing the Company's business, ability to assist in fundraising activities, ability to effectively manage aspects of the Company's business and the Company's current and future earnings prospects. In determining the salary to be paid to the Company's Chief Executive Officer and its other senior executives, this Committee also considers, in addition to the foregoing factors, the comparative salaries paid to other Chief Executives and senior executives in similar companies.

           Because of the developing nature of the Company's business, the Committee has not yet used corporate performance as a measure of compensation.

           In summary, it is this Committee's belief that the compensation policies that we have described in this report have served the best interests of the shareholders and the Company. Such policies have been designed to provide appropriate levels of compensation to the Company's senior executives based upon the particular combination of factors which apply to this Company. As and when those factors change, this Committee will make every effort to make adjustments to its policies in a manner which will provide fair and reasonable levels of compensation and appropriate incentives to its executives, while continuing to be in the best interests of the shareholders and the Company.

Respectfully submitted,

The Compensation Committee

/S/ FAN QI ZHANG
----------------
FAN QI ZHANG

/S/ WILLIAM O.S. BALLARD
------------------------
WILLIAM O.S. BALLARD

/S/ JOHN MCBRIDE
----------------
JOHN MCBRIDE

COMPARISON OF TOTAL STOCKHOLDER RETURNS

           The following charts show the cumulative performance for our common stock over the last five years compared with the performance of the Nasdaq Composite and Technology Industry Group Performance Composite. The first chart assumes $100 invested as of September 3, 1996 in our common stock and in each of the named indices. The performance shown is not necessarily indicative of future performance.


[OBJECT OMITTED]


                                                                         TENGTU         CHANGE
              TENGTU      NASDAQ    INDUSTRY                             STOCK        FROM PRIOR              CALCULATED
DATE          RETURN      INDEX     INDEX                 DATE           PRICE          PERIOD     % CHG.       RETURN
---------------------------------------------            -----------------------------------------------------------------
               100        100        100                 9/3/1996         5            Base                       100
6/30/1997       16        126        141                 6/30/1997       0.82         -4.18       -83.60%          16
6/30/1998       4         166        183                 6/30/1998       0.19         -0.63       -76.83%           4
6/30/1999       3         235        289                 6/30/1999       0.13         -0.06       -31.58%           3
6/30/2000       23        347        156                 6/30/2000       1.01          0.88       676.92%          23
6/30/2001       30        186        99                  6/30/2001       1.32          0.31        30.69%          30
6/30/2002       10        128        56                  6/30/2002       0.45         -0.87       -65.91%          10



            NASDAQ       CHANGE                                           GROUP        CHANGE
           COMPOSITE   FROM PRIOR             CALCULATED                PERFORMANCE   FROM PRIOR               CALCULATED
  DATE       INDEX       PERIOD      % CHG.     RETURN          DATE     TECHNOLOGY     PERIOD        % CHG.      RETURN
----------------------------------------------------------     ----------------------------------------------------------
9/3/1996     1142        Base                    100           9/3/1996      614         Base                       100
6/30/1997    1442        300        26.27%       126           6/30/1997     865          251          40.88%       141
6/30/1998    1895        453        31.41%       166           6/30/1998    1123          258          29.83%       183
6/30/1999    2686        791        41.74%       235           6/30/1999    1773          650          57.88%       289
6/30/2000    3967       1281        47.69%       347           6/30/2000     959         -814         -45.91%       156
6/30/2001    2130      -1837       -46.31%       186           6/30/2001     608         -351         -36.60%        99
6/30/2002    1463       -667       -31.31%       128           6/30/2002     343         -265         -43.59%        56


RELATED PARTY TRANSACTIONS

           Our operations, and the collection of receivables, is carried out by our joint venture partner, Beijing Tengtu Culture & Education Electronics Development Co., Ltd. ("Tengtu China"). Fan Qi Zhang, one of our Directors, is the principal owner of Tengtu China. As of June 30, 2002, the joint venture had a receivable balance of approximately $20,821,166.

           During fiscal 2002, 2001 and 2000, respectively, we incurred consulting and related expenses of approximately $865,200, $829,800 and $1,493,000 from our Officers and Directors or our subsidiaries or companies controlled by these Officers and Directors.

           On October 6, 2000, Iconix International, Inc. (which was 32% owned by us) was sold for CDN $7,000,000. Barry Clark, who was our President until March 2000, and a Director until November 27, 2001, and who was the President of Iconix, and former employees of Iconix, owned approximately 8% of the stock in the acquiring company. We were to receive a cash distribution of approximately $580,000 from the proceeds of the sale of the assets; to date we have received $219,488 of these proceeds. Collection of the balance is doubtful due to financial difficulties experienced by the purchaser of the assets.

           On June 6, 2002, we closed a loan agreement with Quest Ventures, Ltd. ("Quest") for a $4,000,000 loan. Pursuant to the terms of the loan agreement, we issued a $4,000,000 promissory note to Quest due November 30, 2000 with an interest rate of 12%. The note is secured by a general security agreement, pursuant to which we gave Quest a security interest in all of its assets. The note is also secured by 10,015,812 shares of our common stock pledged by Orion, a guarantee from Orion limited to the pledged stock and a personal guarantee from William O.S. Ballard as to $2,500,000. Orion is an Ontario company owned by Mr. Ballard, our consultant and Chairman of our Board of Directors. Neither Mr. Ballard, nor Orion, received any consideration for their pledge of common stock or guarantees.

           The Quest loan was, in part, a bridge loan until the closing of a private placement on June 20, 2002. Pursuant to the terms of the loan agreement and note, the $2,500,000 personally guaranteed by Mr. Ballard was repaid to Quest by July 5, 2002 extinguishing the personal guarantee. $2,250,800 of the $2,500,000 repaid to Quest was raised in a private placement of Special Warrants which closed on June 20, 2002. The principal balance of $1,500,000 remains outstanding on the Quest loan and is due November 30, 2002.

           The Quest loan proceeds were used to fund start-up and portal building and development costs for our China Broadband Educational Resources Centre.

           As at June 30, 2002, Mr. Ballard, through Orion had advanced $134,128 to us for working capital and general corporate purposes. Between June 30, 2002 and September 30, 2002, Mr. Ballard has advanced an additional $395,872 to us for working capital and general corporate purposes. We plan to issue Mr. Ballard a promissory note, convertible into our common stock, in the amount of the advances.

           Pursuant to a December 21, 2001 letter of intent, as amended by an agreement on July 22, 2002, we acquired the rights to use and license the following software products owned by Lifelong.com, Inc.: NeuraLab and Blast Off. Pursuant to the terms of a July 22, 2002 loan agreement, we loaned CDN $55,000 to Lifelong.com, Inc. Pursuant to that agreement, if the Loan is not repaid within six months, or there is a default in the payment of interest for more than two months, we would own all rights to the software mentioned above.

           Because Lifelong.com, Inc. required additional capital to complete development of NeuraLab, Orion, a company wholly owned by William Ballard, Chairman of our Board of Directors, advanced an additional CDN$145,000 to Lifelong.com, Inc. on August 20, 2002. In exchange for the advance, Lifelong.com, Inc. agreed to transfer to Orion all of its right title and interest in NeuraLab, subject to the encumbrance of the July 22, 2002 loan agreement.

                   LEGAL PROCEEDINGS AS TO WHICH ANY DIRECTOR,
                     OFFICER OR AFFILIATE IS A PARTY ADVERSE
                                 TO THE COMPANY

           On or about September 25, 2002 an arbitration was commenced against us at the American Arbitration Association by Pak Kwan Cheung ("Cheung") and Comadex Industries, Ltd. ("Comadex") pursuant to a Consultant Agreement by an among Cheung, Comadex and us dated as of October 15, 1999. Cheung and Comadex are the holders of approximately 4,170,750 shares of our common stock, collectively. The Statement of Claim filed in the arbitration alleges that Cheung and Comadex performed their obligations under the Consultant Agreement, that Cheung was terminated without cause and that Cheung and Comadex are entitled to the benefits and entitlements under the Consultant Agreement.

           The Statement of Claim seeks the following relief: (1) a declaration that Comadex is the beneficial owner of 3,000,000 shares it already holds which were issued to it in March, 2000; (2) an order for the payment of base compensation of $620,000; (3) an order directing that the Company issue Comadex an option to purchase 1,000,000 shares of common stock at $.60 per share; (4) an order directing the payment of incentive compensation equal to 1% of all capital raised in excess of $3,000,000 by Cheung which is claimed by Cheung and Comadex to be $155,646.58; (5) an order for the payment of incentive compensation equal to 1% of our pre-tax net profits; (6) a declaration that Cheung and/or Comadex is entitled to issuance by us of 300,000 options which have already been granted to him; (7) an order for payment of Cheung's and Comadex's costs and expenses, including attorney's fees; (8) pre-judgment and post-judgment interest; and (9) any additional relief to which Cheung and Comadex may be entitled pursuant to the Consultant Agreement or at law.

           We plan to vigorously defend the arbitration.

        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           Our Audit Committee has recommended the appointment of Moore Stephens, P.C. as our independent auditor for the fiscal year ending June 30, 2003. Acting on that recommendation, the Board of Directors appointed Moore Stephens, P.C. as the Company's auditors for the fiscal year ending June 30, 2003. Moore Stephens, P.C. served as our independent auditor for the fiscal year ended June 30, 2002 and provided services to us with respect to that fiscal year that included, but were not limited to, consultations on various tax and information services matters.


AUDIT FEES

           The aggregate fees billed by Moore Stephens, P.C. for professional services rendered for the audit of our annual financial statements for the fiscal year ended June 30, 2002 were $57,500. The aggregate fees billed for professional services rendered for the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended June 30, 2002 were $15,500.

ALL OTHER FEES

           The aggregate fees billed by Moore Stephens, P.C. for non-audit or review related services for the fiscal year ended June 30, 2002 were $20,125. These services included review of registrations statements, preparation of income tax returns, attendance at our annual stockholders' meeting and consultation on various accounting matters.

           A representative of Moore Stephens, P.C. is expected to be present at the Annual Meeting, either in person, or via teleconference, to respond to appropriate questions and to make such statements as may be appropriate. In the event stockholders do not ratify the appointment of Moore Stephens, P.C. as our independent auditor for the fiscal year ending June 30, 2003, such appointment will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2003.


                   PROPOSAL 3 - INCREASE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

           Our Board of Directors has unanimously approved an amendment to our Certificate of Incorporation which would increase the total authorized number of shares of common stock from 100,000,000 to 150,000,000.

           If this proposal is approved by the stockholders, the additional shares of our common stock so authorized, as well as shares of common stock currently authorized but not issued or outstanding, may be issued from time to time upon authorization of our Board of Directors, without further approval by the stockholders, unless otherwise required by applicable law, and for such consideration as our Board may determine and as may be permitted by applicable law.

           Our Board of Directors believes the increase in the authorized shares of common stock is necessary to provide us with the flexibility to act in the future with respect to financing, a proposed restructuring of our operations described in our annual report on Form 10-K and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of common stock may arise. Such a delay might deny us flexibility that the Board of Directors views as important in facilitating the effective use of our securities.

           The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover. However, use of these shares for such a purpose is possible. Shares of the authorized but unissued common stock could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.

           The proposed amendment does not change the terms of our common stock. Neither our Certificate of Incorporation nor Delaware law grants holders of our common stock any preemptive rights. The additional shares of common stock for which authorization is sought will have the same par value, the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of common stock now authorized. Adoption of the proposed amendment to the Certificate of Incorporation would not affect the rights of the holders of currently outstanding shares of our common stock.

           As of the record date for the annual meeting, we had _____________ shares of common stock outstanding.

           The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding on the record date will be required to approve this amendment to our Certificate of Incorporation.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                  OTHER MATTERS

           As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. Because we did not receive notice of any matter intended to be raised by a stockholder a reasonable time before printing and mailing these Proxy materials, proxies in the enclosed form will be voted in respect of any other matters as may properly come before the Annual Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

           DEADLINE FOR INCLUSION IN PROXY. Any stockholder proposal to be considered by us for inclusion in the Proxy Statement and form of Proxy for the 2003 Annual Meeting, expected to be held in November 2003, must be received by us at our corporate headquarters, 236 Avenue Road, Toronto, Ontario Canada M5R 2J4, no later than June 29, 2003. In the event, however, that the date of the 2003 Annual Meeting is changed by more than 30 calendar days from the date currently contemplated, a proposal must be received by us a reasonable time before the solicitation in connection with the meeting is made. A stockholder may submit a proposal, along with an accompanying statement, which may not exceed 500 words.

                                  ANNUAL REPORT

           Our integrated Annual Report and Form 10-K for the fiscal year ended June 30, 2002, which includes financial statements for the fiscal year then ended, is being mailed to each Stockholder of record with this Proxy Statement. Additional copies may be obtained from us, along with exhibits thereto, upon written request.

         STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.

                 A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.


                                         By Order of the Board of Directors


                                         William O.S. Ballard
                                         Chairman of the Board of Directors

November __, 2002
Exhibit - Audit Committee Charter

                           TENGTU INTERNATIONAL CORP.

                             AUDIT COMMITTEE CHARTER


ORGANIZATION AND AUTHORITY

           The Tengtu International Corp. (the "Company") audit committee (the "Audit Committee") shall assist the Company's Board of Directors (the "Board") in monitoring the quality and integrity of the financial statements of the Company, the corporate accounting and reporting practices of the Company and the independence and performance of the Company's internal and external auditors.

            The Audit Committee shall be comprised of at least three directors, as designated by the board of directors. The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

           The Audit Committee shall have the authority to retain legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

           The Audit Committee shall meet as frequently as circumstances dictate and shall make reports to the Board.

STATEMENT OF POLICY

           In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company meet all applicable requirements. In so doing, the Audit Committee should strive to maintain free and open communication between the directors, the independent auditor, the internal auditors and the financial management of the Company.

RESPONSIBILITIES

           The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, and approve the terms and scope of their engagement.


3. Meet with the independent auditor prior to the audit to review the planning of the audit.

4. Review and discuss the annual audited financial statements with management and the independent auditor, including questioning management and the auditor about major financial reporting issues and judgments made in connection with the preparation of the Company's financial statements as well as the adequacy and effectiveness of the internal accounting and financial controls of the Company.

5. Recommend to the Board, based on the review and discussion referred to above, whether the annual audited financial statements should be included in the annual report on Form 10-K for filing with the SEC.

6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

7. Discuss with the independent auditor any matters required to be discussed by
Section 10A of the Private Securities Litigation Reform Act of 1995.

8. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing with the SEC of each quarterly report on Form 10-Q.

9. Review with the independent auditor any management letter provided by the auditor and management's response to that letter.

10. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

11. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

12. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

13. Review the internal audit function, including the overall plan for the function and the independence and authority of its activities and personnel.

14. Review any significant reports to management prepared by the internal audit function and management's actions and other responses to such reports.

15. Provide opportunity for the internal auditors and independent auditor to meet with the members of the Audit Committee without members of management present.

Adopted by the Board of Directors on October 30, 2001.


Last amended on _________________.

                           TENGTU INTERNATIONAL CORP.
                    236 Avenue Road, Toronto, Ontario Canada
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and 2002 Proxy Statement and hereby appoints John Watt, attorney and proxy, with full power of substitution and resubstitution, to vote all shares of the Common Stock, each par value $0.01 per share, of Tengtu International Corp., a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on October 22, 2001 at the annual meeting of stockholders of the Company to be held on November 27, 2001 at 4:00 p.m., local time, at The National Club of Toronto, and at any postponement or adjournment thereof, as indicated in this Proxy:

IF THIS PROXY IS PROPERLY DATED AND EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE SLATE OF NOMINEES TO BE VOTED UPON BY THE HOLDER OF COMMON STOCK SET FORTH ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS, P.C. AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2003 AND FOR AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 100,000,000 TO 150,000,000.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY Please mark vote in oval in the following manner using dark ink only.

1. Election of Directors:

WITH AUTHORITY TO VOTE FOR                             WITHHOLD AUTHORITY

          ALL NOMINEES LISTED BELOW ____        TO VOTE FOR ALL NOMINEES LISTED
                                                (except as marked to the
                                                 contrary below)  BELOW ____

        John McBride        Bin Huang
        John Watt           William Ballard
        Zhang Fan Qi

--------------------------------------------------------------------------------

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



                                (Continued and to be signed on the reverse side)


2. Ratification of the appointment of Moore Stephens, P.C. as the Company's independent auditor for the fiscal year ending June 30, 2003.


               ____  FOR            ____  AGAINST       ____  ABSTAIN

3. Amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 shares.


               ____  FOR            ____  AGAINST       ____  ABSTAIN


4. As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.

Dated:



                                     ---------------------------
                                               (Signature)

                                     ---------------------------
                                               Please Print Name

                                     ---------------------------
                                       Signature if held jointly

                                     ---------------------------
                                               Please Print Name

Please date this Proxy and sign exactly as the name(s) appears on the enclosed envelope and return the signed Proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.